Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Players International, Inc. David Fishman 1993 Stock Option Plan, Players International, Inc. David Fishman Retirement Agreement Stock Election Plan and Players International, Inc. Edward Fishman Retirement Agreement Stock Election Plan of our report dated May 23, 1996, with respect to the consolidated financial statements of Players International, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1996.

                                         Ernst & Young LLP

Philadelphia, Pennsylvania
March 5, 1997